UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2016

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Greenwich Avenue, 2nd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 900-2100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 3, 2016, Full Circle Capital Corporation, a Maryland corporation (the “Company” or “Full Circle”), merged with and into Great Elm Capital Corp. (“GECC”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and GECC, dated June 23, 2016 (the “Merger”). As a result of the Merger, Full Circle has ceased to exist as a separate corporation. In connection with the consummation of the Merger and pursuant to the terms of that certain letter agreement between Full Circle, Full Circle Advisors, LLC, the Company’s investment adviser (the “Adviser”), and Full Circle Service Company, LLC, the Company’s administrator (the “Administrator”) dated as of June 23, 2016, Full Circle terminated the Investment Advisory Agreement, dated July 13, 2010, between Full Circle and the Adviser effective upon consummation of the merger.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 3, 2016, Full Circle merged with and into Great Elm Capital Corp. pursuant to the Merger Agreement. As a result of the Merger, Full Circle has ceased to exist as a separate corporation. Pursuant to the terms of the Merger Agreement, each outstanding share of the Company’s common stock, par value $0.01 per share (the “Full Circle Common Stock”) was converted into the right to receive 0.2219 shares of GECC common stock. The outstanding shares of Full Circle Common Stock as of the effective time of the Merger were converted into 4,986,585 shares of GECC’s common stock. Also, pursuant to the Merger Agreement, the board of directors of Full Circle (the “Full Circle Board”) declared a special cash distribution to record holders of Full Circle Common Stock immediately before the effective time of the Merger equal to $0.24 per share of Full Circle Common Stock.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Stand; Transfer of Listing

On November 3, 2016, in connection with the transactions contemplated by the Merger Agreement, the Company notified the NASDAQ Global Market of its intent to remove the Full Circle Common Stock from listing and requested that the NASDAQ Global Market file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Full Circle Common Stock.

Pursuant to the approval of the Full Circle Board on September 16, 2016, the Company also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Full Circle Common Stock under Section 12(g) of the Exchange Act and suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 5.01 Changes in Control of Registrant

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 3, 2016	FULL CIRCLE CAPITAL CORPORATION

		By:	/s/ Michael J. Sell
Michael J. Sell
Chief Financial Officer